Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES THIRD QUARTER 2018 FINANCIAL RESULTS

Santa Clara, Calif.—October 29, 2018—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended September 29, 2018.

“Our third-quarter results were better than forecast, with stronger levels of upgrades in our Hard Disk Drive (HDD) equipment business, higher Photonics gross margin, and continued close control of expenses,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We made significant progress in our Thin-film Equipment (TFE) growth initiatives during the third quarter, and witnessed increasing interest in the differentiated decorative coatings enabled by our system, including transitioning and gradient colors as well as patterned effects for backside cover glass. We remain confident that this remains a significant revenue opportunity for us, diversified from the HDD business, and the third quarter was an exciting one for us in terms of the level of engagement with the industry’s leading companies.

“In our HDD business, growth in media units in 2018 is well outpacing industry estimates entering the year. Due to the strong growth of multi-disk, high-capacity nearline drives for the cloud, our outlook for both upgrades and new systems for our HDD business has strengthened, with TFE backlog growing to an eight-year record. In Photonics, we were pleased to return to profitability in the third quarter, with a strong rebound in revenues over the previous two quarters. The approval of the U.S. Military’s budget is an encouraging sign for a return to growth in 2019, when we expect to see increasing demand for digital night-vision cameras for the Joint Strike Fighter and Apache programs.” Mr. Blonigan concluded, “Progress in our TFE growth initiatives in 2018 and a strengthening outlook for HDD media and Photonics gives us increasing confidence for a resumption of revenue growth in 2019.”

($ Millions, except per share amounts)	Q3 2018		Q3 2017
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$19.5	$19.5	$26.7	$26.7
Operating Income (Loss)	$(1.1)	$(1.1)	$1.3	$1.0
Net Income (Loss)	$(1.1)	$(1.1)	$1.2	$0.9
Net Income (Loss) per Share	$(0.05)	$(0.05)	$0.05	$0.04

	Nine Months Ended		Nine Months Ended
	September 29, 2018		September 30, 2017
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$63.5	$63.5	$88.1	$88.1
Operating Income (Loss)	$(6.1)	$(6.0)	$4.7	$4.5
Net Income (Loss)	$(6.4)	$(6.3)	$4.2	$4.0
Net Income (Loss) per Share	$(0.29)	$(0.28)	$0.18	$0.17

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2018 Summary

The net loss for the quarter was $1.1 million, or $0.05 per diluted share, compared to net income of $1.2 million, or $0.05 per diluted share, in the third quarter of 2017. The non-GAAP net loss was $1.1 million or $0.05 per diluted share. This compares to the third quarter 2017 non-GAAP net income of $947,000 or $0.04 per diluted share.

Revenues were $19.5 million, including $12.1 million of TFE revenues and Photonics revenues of $7.4 million. TFE revenues included upgrades, spares and service. Photonics revenues included $2.3 million of research and development contracts. In the third quarter of 2017, revenues were $26.7 million, including $17.2 million of TFE revenues, which consisted of two 200 Lean HDD systems, upgrades, spares and service, and Photonics revenues of $9.5 million, which included $2.2 million of research and development contracts.

TFE gross margin was 40.2% compared to 45.5% in the third quarter of 2017 and 41.7% in the second quarter of 2018. The decline from the third quarter of 2017 and the second quarter of 2018 reflected a lower level of revenue and lower factory absorption.

Photonics gross margin was 35.5% compared to 36.5% in the third quarter of 2017 and 20.4% in the second quarter of 2018. The decline from the third quarter of 2017 was primarily due to lower revenue levels and a higher mix of lower-margin research and development contracts. The improvement from the second quarter of 2018 was primarily due to higher revenue levels and favorable product mix. Consolidated gross margin was 38.5%, compared to 42.3% in the third quarter of 2017 and 37.4% in the second quarter of 2018.

R&D and SG&A expenses were $8.6 million, compared to $10.3 million in the third quarter of 2017 and $9.7 million in the second quarter of 2018. The lower level of expenses primarily reflects cost control initiatives implemented in the first quarter of 2018.

Order backlog totaled $72.2 million on September 29, 2018, compared to $64.6 million on June 30, 2018 and $72.8 million on September 30, 2017. Backlog at both September 29, 2018 and June 30, 2018 included three 200 Lean HDD systems and twelve ENERGi solar ion implant systems. Backlog at September 30, 2017 included five 200 Lean HDD systems and twelve ENERGi solar ion implant systems.

The Company ended the quarter with $45.7 million of total cash, restricted cash and investments and $78.3 million in tangible book value.

First Nine Months 2018 Summary

The net loss was $6.4 million, or $0.29 per diluted share, compared to net income of $4.2 million, or $0.18 per diluted share, for the first nine months of 2017. The non-GAAP net loss was $6.3 million or $0.28 per diluted share. This compares to the first nine months of 2017 non-GAAP net income of $4.0 million or $0.17 per diluted share.

Revenues were $63.5 million, including $45.7 million of TFE revenues and Photonics revenues of $17.8 million, compared to revenues of $88.1 million, including $61.1 million of TFE revenues and Photonics revenues of $27.0 million, for the first nine months of 2017. We recognized revenue on three 200 Lean HDD systems in the first nine months of 2018. We recognized revenue on four 200 Lean HDD systems, one pilot INTEVAC MATRIX solar ion implant system, two ENERGi solar ion implant systems and four VERTEX coating systems for display cover panels in the first nine months of 2017.

TFE gross margin was 39.6%, compared to 42.0% in the first nine months of 2017. The decline from the first nine months of 2017 reflected a lower level of revenue and lower factory absorption. Photonics gross margin was 22.5% compared to 37.5% in the first nine months of 2017. The decline from the first nine months of 2017 was primarily due lower revenue levels, a higher mix of lower-margin research and development contracts and incremental loss provisions recorded on several contracts. Consolidated gross margin was 34.8%, compared to 40.7% in the first nine months of 2017.

R&D and SG&A expenses were $28.3 million compared to $31.3 million in the first nine months of 2017. The lower level of expenses reflects cost control initiatives implemented in the first quarter of 2018, lower legal expenses for patent activity and contracts and decreased accruals for variable compensation programs.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations and restructuring. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 7267648.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, oDLC® and ENERGi® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, an increase in the revenue opportunity pipeline for Photonics, and the future financial performance of Intevac, such as achieving profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net revenues
TFE	$12,108	$17,177	$45,745	$61,087
Photonics	7,358	9,549	17,793	26,990

Total net revenues	19,466	26,726	63,538	88,077

Gross profit	7,486	11,298	22,122	35,816
Gross margin
TFE	40.2%	45.5%	39.6%	42.0%
Photonics	35.5%	36.5%	22.5%	37.5%

Consolidated	38.5%	42.3%	34.8%	40.7%

Operating expenses
Research and development	3,737	4,535	12,889	13,635
Selling, general and administrative	4,842	5,778	15,374	17,663
Acquisition-related[1]	—	(283)	8	(181)

Total operating expenses	8,579	10,030	28,271	31,117

Total operating income (loss)	(1,093)	1,268	(6,149)	4,699

Operating income (loss)
TFE	(907)	1,213	(2,197)	4,821
Photonics	688	1,417	(966)	3,646
Corporate	(874)	(1,362)	(2,986)	(3,768)

Total operating income (loss)	(1,093)	1,268	(6,149)	4,699

Interest income and other income (expense), net	186	28	464	265

Net income (loss) before income taxes	(907)	1,296	(5,685)	4,964
Provision for income taxes	192	66	717	805

Net income (loss)	$(1,099)	$1,230	$(6,402)	$4,159

Net income (loss) per share
Basic	$(0.05)	$0.06	$(0.29)	$0.19
Diluted	$(0.05)	$0.05	$(0.29)	$0.18

Weighted average common shares outstanding
Basic	22,719	21,714	22,429	21,475
Diluted	22,719	22,970	22,429	22,989

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 29, 2018	December 30, 2017
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$38,928	$35,639
Accounts receivable, net	18,835	20,474
Inventories	34,679	33,792
Prepaid expenses and other current assets	2,610	2,524

Total current assets	95,052	92,429

Long-term investments	5,164	6,849
Restricted cash	1,569	1,000
Property, plant and equipment, net	11,046	12,478
Intangible assets, net	1,042	1,503
Other long-term assets	744	764

Total assets	$114,617	$115,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$5,956	$3,949
Accrued payroll and related liabilities	4,272	6,818
Other accrued liabilities	10,995	7,688
Customer advances	11,616	11,026

Total current liabilities	32,839	29,481

Other long-term liabilities	2,436	2,879

Stockholders’ equity
Common stock ($0.001 par value)	23	22
Additional paid-in capital	182,354	177,521
Treasury stock, at cost	(28,489)	(28,489)
Accumulated other comprehensive income	371	490
Accumulated deficit	(74,917)	(66,881)

Total stockholders’ equity	79,342	82,663

Total liabilities and stockholders’ equity	$114,617	$115,023

Note: Amounts as of December 30, 2017 are derived from the December 30, 2017 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$(1,093)	$1,268	$(6,149)	$4,699
Change in fair value of contingent consideration obligations[1]	—	(283)	8	(181)
Restructuring charges[2]	—	—	95	—

Non-GAAP Operating Income (Loss)	$(1,093)	$985	$(6,046)	$4,518

Non-GAAP Net Income (Loss)
Reported net income (loss) (GAAP basis)	$(1,099)	$1,230	$(6,402)	$4,159
Change in fair value of contingent consideration obligations[1]	—	(283)	8	(181)
Restructuring charges[2]	—	—	95	—

Non-GAAP Net Income (Loss)	$(1,099)	$947	$(6,299)	$3,978

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income (loss) per diluted share (GAAP basis)	$(0.05)	$0.05	$(0.29)	$0.18
Change in fair value of contingent consideration obligations[1]	—	(0.01)	—	(0.01)
Restructuring charges[2]	—	—	—	—
Non-GAAP Net Income (Loss) Per Diluted Share	$(0.05)	$0.04	$(0.28)	$0.17
Weighted average number of diluted shares	22,719	22,970	22,429	22,989

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for the nine months ended September 29, 2018 include severance and other employee-related costs related to a restructuring program.